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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                        --------------------------------



                                   FORM 8-K/A

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                        --------------------------------


      Date of Report (Date of earliest event reported): November 12, 1998


                                 FORCENERGY INC
             (Exact name of registrant as specified in its charter)



           DELAWARE                      0-26444                65-0429338
 (State or other jurisdiction     (Commission File No.)      (I.R.S. Employer
       of incorporation)                                    Identification No.)



                        2730 S.W. 3RD AVENUE, SUITE 800
                           MIAMI, FLORIDA 33129-2356
                             (Address of principal
                               executive offices
                                 and zip code)


                                 (305) 853-8500
                        (Registrant's telephone number,
                              including area code)

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ITEM 5.  OTHER EVENTS

           On January 22, 1999, Forcenergy Inc ("Forcenergy") announced by press release that it is no longer engaged in discussions with Madison Dearborn Partners, Inc. and Oaktree Capital Management, L.L.C. concerning the issuance of preferred stock pursuant to a Stock Purchase Agreement, dated November 12, 1998, among the Forcenergy and the Purchasers named therein.

           Forcenergy previously announced by press release on December 31, 1998 that Forcenergy had not met all of the conditions to the closing and that the Purchasers were not obligated and did not intend to make an equity investment in Forcenergy on the terms previously disclosed. Forcenergy was unable to reach terms under which Madison Dearborn Partners, Inc. and Oaktree Capital Management, L.L.C. would be willing to move forward with an investment in Forcenergy. The Stock Purchase Agreement Agreement was terminated by Madison Dearborn Partners, Inc. and Oaktree Capital Management, L.L.C. by letter to Forcenergy dated January 21, 1999. A copy of the Stock Purchase Agreement is being filed with this Form 8-K.

           Forcenergy is currently evaluating other alternatives to reduce debt, strengthen its balance sheet and position the company to capitalize on opportunities within its existing asset base.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

           (c)       Exhibits:

Exhibit No.          Description

2.1 Stock Purchase Agreement by and among Forcenergy Inc, Madison Dearborn Capital Partners II, L.P. and Oaktree Capital Management, LLC as General Partner or Investment Manager of the funds and accounts set forth therein, dated as of November 12, 1998.



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                                   SIGNATURE


           Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Amendment No. 1 to the report to be signed on its behalf by the undersigned thereunto duly authorized.


                                          FORCENERGY INC
                                          (Registrant)


Date: February 2, 1999
                                          By:/s/ E. JOSEPH GRADY
                                             ---------------------------------
                                                 E. Joseph Grady
                                                 Vice President, Treasurer
                                                 and Chief Financial Officer





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